                                                                 EXHIBIT 14

                             Independent Auditors' Consent

The Board of Trustees
Oppenheimer Global Fund and
Oppenheimer Europe Fund:

We consent to the use of or  incorporation by reference in this  Registration  Statement of  Oppenheimer  Global Fund on Form N-14 of our reports  dated  September  23, 2002 and
October  21,  2002  relating  to  the  financial  statements  and  financial  highlights appearing  in the  August 31,  2002  Annual  Report to the  Shareholder  of  Oppenheimer
Europe  Fund  and in the  September  30,  2002  Annual  Report  to  the  Shareholder  of
Oppenheimer Global Fund, respectively.

We also  consent  to the  reference  to our firm  under  the  heading  "What are the Tax
Consequences  of the  Reorganization"  in the combined  Prospectus  and Proxy  Statement which is part of the Registration Statement of Oppenheimer Global Fund on Form N-14.

                                                     /s/ KPMG LLP
                                                     -------------------------
                                                     KPMG LLP

Denver, Colorado
June 2, 2003